                            CERTIFICATE OF FORMATION

                                       OF

                        EFFECTIVE MANAGEMENT SERVICES LLC

     1. The name of the limited liability company is Effective Management
Services LLC.

     2. The address of its registered office in the State of Delaware is 2711
Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.
The name of its registered agent at such address is The Prentice-Hall
Corporation System, Inc.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of EFFECTIVE MANAGEMENT SERVICES LLC on this 10th day of FEBRUARY,
2003.

                                    EFFECTIVE MANAGEMENT SERVICES LLC

                                    By: SPECTAGUARD ACQUISITION LLC,
                                    its sole member

                                        By: /s/ William C. Whitmore
                                            ------------------------------------
                                            Name: William C. Whitmore
                                            Title: President & Chief
                                                   Operating Officer

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